                                                                   Exhibit 16(b)

                    Merrill Lynch Federal Securities Trust
                        Standardized Yield Computation
                                August 31, 1988

                           (assuming 4% sales load)

Long term income generally based on
     yield to maturity times market
     value of each security.                                $21,283,038

Plus short term income accrued for
           the past thirty days                               6,507,476
                                                         --------------
Equals Total Income                                          27,790,514

Less expenses for the past thirty
     days                                                     1,885,036
                                                         --------------

Equals net monthly income for yield
     calculation                                             25,905,478
                                                         --------------

Average shares outstanding for the
     month                                                  396,738,256

Times maximum offering price                                       9.53
                                                         --------------

Equals total dollars                                     $3,780,915,580
                                                         ==============

Net monthly Income divided by total
     dollars equals                                         .0068516415

Add 1                                                      1.0068516415

Raise to the power of 6                                      1.04182049

Subtract 1                                                    .04182049

Times 2                                                       .08364098

Expressed as a percentage equals
     the standardized yield for
     the month                                                    8.36%
                                                                  =====
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                   MERRILL LYNCH FEDERAL SECURITIES TRUST

                                 TOTAL RETURN
                           (assuming 4% sales load)

                                             Since         Annual
                                            Inception      Total
                               1 Year       09/28/84       Return*
                               ------       --------       ------

Initial Investment           $1,000.00     $1,000.00     $1,000.00

Divided by
Maximum Offering Price            9.68          9.77
                                 -----         -----

Divided by Net Assets Value                                   9.29
                                                             -----

Equals Shares Purchased         103.31        102.35        107.64

Plus Shares Acquired Through
  Dividend Reinvestment           9.78         57.20         10.16
                                 -----        ------        ------

Equals Shares Held
  at 8/31/88                    113.09        159.55        117.80

Multiplied by Net Asset
  Value at 8/31/88                9.17          9.17          9.17
                                 -----         -----         -----

Equals Ending Redeemable
 Value of a $1,000
 Investment (ERV) 8/31/88    $1,037.04     $1,463.07     $1,080.23

Divided by $1,000 (P)           1.0370        1.4630        1.0802

Subtract 1                       .0370         .4630         .0802

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)      3.70%        46.30%
                                 =====        ======

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period                                      8.02%
                                                             =====

ERV divided by P                1.0370        1.4630

Raise to the power of                1    1 / 3.9233

Equals                          1.0370        1.1018

Subtract 1                       .0370         .1018

Expressed as a percentage
  equals the Average
  Annualized Total Return        3.70%        10.18%
                                 =====        ======

*Does not include sales charge for the period